Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530
ken.hastings@paccar.com

FOR IMMEDIATE RELEASE

PACCAR Achieves Excellent Quarterly Revenues and Profits

July 23, 2024, Bellevue, Washington– “PACCAR achieved excellent revenues and net income in the second quarter of 2024,” said Preston Feight, chief executive officer. “PACCAR’s truck and Parts operations achieved robust quarterly sales and profits due to industry-leading trucks and strong aftersales performance that enhanced customer uptime. PACCAR Financial Services delivered good profitability due to its growing, high quality portfolio. I am very proud of our employees for delivering industry-leading trucks and transportation solutions to our customers.”

PACCAR earned net income of $1.12 billion ($2.13 per diluted share) in the second quarter compared to $1.22 billion ($2.33 per diluted share) earned in the same period last year. Second quarter net sales and financial services revenues were $8.77 billion, compared to $8.88 billion achieved in the second quarter of 2023.

PACCAR reported net income of $2.32 billion ($4.40 per diluted share) in the first half of 2024, compared to net income of $1.96 billion ($3.73 per diluted share) earned in same period last year, which included a $446.4 million after-tax, non-recurring charge related to civil litigation in Europe. Excluding the non-recurring charge, the company earned adjusted net income (non-GAAP)1 of $2.40 billion ($4.58 per diluted share) in the first half of 2023. Net sales and financial services revenues for the first six months of 2024 were $17.52 billion, compared to $17.35 billion achieved last year.

Financial Highlights – Second Quarter 2024

Highlights of PACCAR’s financial results for the second quarter of 2024 include:

•
Consolidated net sales and revenues of $8.77 billion.
•
Consolidated net income of $1.12 billion.
•
Global truck deliveries of 48,400 units.
•
PACCAR Parts revenues of $1.66 billion.
•
PACCAR Parts pretax income of $413.8 million.
•
PACCAR Financial Services pretax income of $111.2 million.
•
Capital investments of $219.6 million and R&D expenses of $117.1 million.
•
Cash generated from operations of $440.0 million.
•
Stockholders' equity of $17.70 billion.

_________________

1 See attached supplementary information on non-GAAP financial measures.

Financial Highlights – First Half 2024

Highlights of PACCAR’s financial results for the first six months of 2024 include:

•
Consolidated net sales and revenues of $17.52 billion.
•
Consolidated net income of $2.32 billion.
•
Capital investments of $383.9 million and R&D expenses of $222.6 million.
•
PACCAR Parts pretax income of $869.6 million.
•
PACCAR Financial Services pretax income of $225.1 million.
•
Cash generated from operations of $1.91 billion.
•
Medium-term note issuances of $1.71 billion.

Peterbilt 579, Kenworth T680 and DAF XG+ Trucks

Global Truck Markets

U.S. and Canada Class 8 truck industry retail sales are estimated to be in a range of 240,000-280,000 trucks in 2024. Peterbilt and Kenworth achieved a combined class 8 market share of 31.5% in the first half of 2024, compared to 27.7% in the same period last year. “Peterbilt and Kenworth’s premium quality trucks provide exceptional durability and reliability. The Kenworth and Peterbilt industry-leading vocational trucks are an important contributor to the success of infrastructure investments in North America,” said Darrin Siver, PACCAR executive vice president.

Kenworth T880 Vocational Truck

Harald Seidel, DAF president, shared, “Aerodynamic DAF trucks are delivering the highest fuel efficiency in the industry, which reduces customers’ operating expenses.” European truck industry registrations in the above 16-tonne segment are estimated to be in a range of 260,000-300,000 vehicles this year.

Mike Dozier, PACCAR executive vice president, said, “DAF’s industry-leading quality trucks, complemented by PACCAR Parts, PACCAR Financial Services and DAF’s premium dealerships, are driving DAF Brasil to higher market share.” DAF Brasil’s market share was 10.3% in the above 16-tonne truck segment in the first six months of this year compared to 9.2% in the same period last year. The South American above 16-tonne truck market is estimated to be in the range of 105,000-115,000 units this year.

PACCAR Parts Achieves Excellent Quarterly Revenues and Profits

PACCAR Parts earned excellent quarterly pretax income of $413.8 million in the second quarter of 2024, compared to $419.3 million earned in the same period last year. PACCAR Parts achieved quarterly revenues of $1.66 billion in the second quarter, compared to $1.60 billion reported in the same period last year. PACCAR Parts first half 2024 revenues were $3.34 billion, compared to $3.22 billion in the same period last year. PACCAR Parts achieved pretax profit of $869.6 million in the first six months of 2024, compared to $857.9 million earned in the first six months of 2023.

“PACCAR Parts delivers greater uptime and profitability for customers by delivering the right part in the right place at the right time,” said Laura Bloch, PACCAR vice president and PACCAR Parts general manager. “PACCAR Parts’ excellent performance reflects investments in its TRP all-makes parts program, strategic technology-driven transportation solutions such as managed dealer inventory, and a growing number of PACCAR trucks with PACCAR powertrains in operation.”

PACCAR Parts’ 19 global parts distribution centers (PDCs) support more than 2,300 DAF, Kenworth and Peterbilt dealer locations. PACCAR is constructing a new 240,000 square-foot PDC to be opened in Massbach, Germany, this year. The new PDC will enhance parts delivery to dealers and customers in the largest truck market in Europe.

Parts Distribution Center in Massbach, Germany (Rendering)

Financial Services Companies Achieve Good Quarterly Results

PACCAR Financial Services (PFS) earned pretax income of $111.2 million in the second quarter this year compared to $144.7 million in the second quarter of 2023. PFS achieved second quarter 2024 revenues of $509.8 million compared to $439.8 million in the same period last year. For the first six months of 2024, PFS earned pretax income of $225.1 million compared to $293.5 million last year. “PFS achieved good first half results due to its growing, high quality portfolio. The used truck market has normalized after a period of high volume and prices,” said Todd Hubbard, PACCAR vice president. “PFS is a leader in the market with its superior Kenworth, Peterbilt and DAF products, innovative technologies that provide seamless credit application and loan servicing processes, and its support of customers in all phases of the business cycle.”

PFS has a portfolio of 229,000 trucks and trailers, with total assets of $21.33 billion. PacLease, a major full-service truck leasing company in North America, Europe and Australia with a fleet of 41,000 vehicles, is included in this segment.

“PACCAR’s excellent balance sheet, complemented by its A+/A1 credit ratings, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers in 26 countries on four continents,” said Craig Gryniewicz, PACCAR Financial Corp. president. PACCAR Financial Services has excellent access to the debt markets, and issued $1.71 billion of medium term notes during the first half of 2024.

Capital and R&D Investments in Products, Technologies and Facilities

PACCAR’s excellent long-term profits, strong balance sheet, and consistent focus on quality, technology and productivity have enabled the company to invest $8.2 billion in new and expanded facilities, innovative products and new technologies during the past decade. Capital investments have increased and are estimated to be in a range of $725-$775 million, and research and development expenses are projected to be in a range of $460-$480 million, this year. “PACCAR is investing in new powertrains, advanced manufacturing capabilities and capacity, and aftermarket distribution capabilities that will create value for our customers,” said Harrie Schippers, president and chief financial officer. “PACCAR is investing more than $200 million in additional engine manufacturing capacity, and in the construction of a new engine remanufacturing facility, in Columbus, Mississippi. Recent truck factory investments include the expansion at Kenworth Chillicothe, Ohio and PACCAR Mexico, and the DAF new electric truck assembly plant in Eindhoven, Netherlands.”

PACCAR Engine Factory in Columbus, Mississippi

PACCAR Battery Joint Venture Groundbreaking

In the second quarter, PACCAR, Cummins, Daimler Truck and EVE Energy completed the formation of their U.S. battery manufacturing joint venture, Amplify Cell Technologies, and began construction of its 21-gigawatt hour (GWh) battery factory in Marshall County, Mississippi. The factory is expected to start production in 2027. “Amplify Cell Technologies will enable PACCAR to offer customers cost-effective premium quality battery electric powertrains that meet their operational and sustainability needs,” said John Rich, PACCAR senior vice president and chief technology officer. “We are pleased to begin this exciting venture with these world class partners.”

AMPLIFY
CELL TECHNOLOGIES
AMPLIFY
CELL TECHNOLOGIES

Amplify Cell Technologies Board Members and Dignitaries, Including

U.S. Senator Cindy Hyde-Smith and Mississippi Governor Tate Reeves

PACCAR will hold a conference call with securities analysts to discuss second quarter earnings on July 23, 2024, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q2 Earnings Webcast” at PACCAR’s homepage. The Webcast will be available on a recorded basis through July 30, 2024. PACCAR shares are listed on the NASDAQ Stock Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

PACCAR Inc

SUMMARY STATEMENTS OF OPERATIONS

(in millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2024	2023	2024	2023
Truck, Parts and Other:
Net sales and revenues	$8,262.3	$8,441.3	$16,497.3	$16,491.4
Cost of sales and revenues	6,772.3	6,851.7	13,446.1	13,344.8
Research and development	117.1	101.3	222.6	198.5
Selling, general and administrative	142.7	144.9	290.3	304.7
Interest and other (income) expenses, net	(23.6)	(17.7)	(50.6)	561.1	(1)

Truck, Parts and Other Income Before Income Taxes	1,253.8	1,361.1	2,588.9	2,082.3

Financial Services:
Revenues	509.8	439.8	1,019.1	863.0
Interest and other	346.1	253.3	686.4	489.4
Selling, general and administrative	40.8	37.0	79.8	72.2
Provision for losses on receivables	11.7	4.8	27.8	7.9

Financial Services Income Before Income Taxes	111.2	144.7	225.1	293.5
Investment income	95.8	62.7	181.3	111.7

Total Income Before Income Taxes	1,460.8	1,568.5	2,995.3	2,487.5
Income taxes	338.2	347.4	677.4	532.5

Net Income	$1,122.6	$1,221.1	$2,317.9	$1,955.0

Net Income Per Share:
Basic	$2.14	$2.33	$4.41	$3.73
Diluted	$2.13	$2.33	$4.40	$3.73

Weighted Average Shares Outstanding:
Basic	525.3	523.8	525.1	523.6
Diluted	526.6	524.8	526.5	524.6

Dividends declared per share	$.30	$.25	$.57	$.50

(1) Includes a $600.0 million non-recurring charge related to civil litigation in Europe (EC-related claims) in the first quarter 2023.

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	June 30	December 31
	2024	2023
ASSETS
Truck, Parts and Other:
Cash and marketable securities	$7,803.8	$8,659.3
Trade and other receivables, net	2,731.3	2,198.1
Inventories, net	2,783.0	2,576.7
Property, plant and equipment, net	3,895.9	3,780.1
Equipment on operating leases and other, net	2,629.8	2,645.3
Financial Services Assets	21,332.8	20,963.9

	$41,176.6	$40,823.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$7,348.2	$9,015.8
Financial Services Liabilities	16,125.5	15,928.8
STOCKHOLDERS' EQUITY	17,702.9	15,878.8

	$41,176.6	$40,823.4

Common Shares Outstanding	524.3	523.3

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS

(in millions)

Six Months Ended June 30,	2024	2023
OPERATING ACTIVITIES:
Net income	$2,317.9	$1,955.0
Depreciation and amortization:
Property, plant and equipment	204.3	205.2
Equipment on operating leases and other	262.6	239.3
Net change in trade receivables, inventory and payables	(293.8)	(194.7)
Net increase in wholesale receivables on new trucks	(348.2)	(815.1)
All other operating activities, net	(233.8)	270.6

Net Cash Provided by Operating Activities	1,909.0	1,660.3

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(411.6)	(307.1)
Acquisitions of equipment for operating leases	(453.0)	(256.3)
Net increase in financial services receivables	(668.8)	(746.6)
Net increase in marketable debt securities	(337.3)	(69.1)
Proceeds from asset disposals and other	300.9	334.4

Net Cash Used in Investing Activities	(1,569.8)	(1,044.7)

FINANCING ACTIVITIES:
Payments of cash dividends	(1,973.8)	(1,236.0)
Purchases of treasury stock	(4.0)	(3.0)
Proceeds from stock compensation transactions	42.3	28.8
Net increase in debt and other	356.2	1,011.6

Net Cash Used in Financing Activities	(1,579.3)	(198.6)
Effect of exchange rate changes on cash	(70.1)	38.0

Net (Decrease) Increase in Cash and Cash Equivalents	(1,310.2)	455.0
Cash and cash equivalents at beginning of period	7,181.7	4,690.9

Cash and cash equivalents at end of period	$5,871.5	$5,145.9

PACCAR Inc

SEGMENT AND OTHER INFORMATION

(in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2024	2023	2024	2023
Sales and Revenues:
Truck	$6,577.8	$6,827.5	$13,118.8	$13,241.3
Parts	1,664.3	1,598.9	3,340.2	3,221.9
Financial Services	509.8	439.8	1,019.1	863.0
Other	20.2	14.9	38.3	28.2

	$8,772.1	$8,881.1	$17,516.4	$17,354.4

Pretax Profit:
Truck	$837.3	$948.3	$1,718.9	$1,842.6
Parts	413.8	419.3	869.6	857.9
Financial Services	111.2	144.7	225.1	293.5
Investment Income and Other	98.5	56.2	181.7	(506.5)	(1)

	$1,460.8	$1,568.5	$2,995.3	$2,487.5

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2024	2023	2024	2023
United States and Canada	$5,578.9	$5,335.3	$11,253.5	$10,395.4
Europe	1,745.2	2,248.4	3,550.2	4,523.9
Other	1,448.0	1,227.4	2,712.7	2,435.1

	$8,772.1	$8,811.1	$17,516.4	$17,354.4

NEW TRUCK DELIVERIES

	Three Months Ended		Six Months Ended
	June 30		June 30
	2024	2023	2024	2023
United States and Canada	28,700	27,500	58,200	53,500
Europe	11,500	16,400	23,100	33,800
Other	8,200	8,000	15,200	15,700

	48,400	51,900	96,500	103,000

(1) Includes a $600.0 million non-recurring charge related to civil litigation in Europe (EC-related claims) in the first quarter 2023.

PACCAR Inc
SUPPLEMENTARY INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

This earnings release includes “adjusted net income (non-GAAP)” and “adjusted net income per diluted share (non-GAAP)”, which are financial measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”), since they exclude a charge for EC-related claims. These measures differ from the most directly comparable measures calculated in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies.

Adjustment for the EC-related claims relates to a pre-tax charge of $600.0 million ($446.4 million after-tax) for estimable total costs recorded in Interest and other (income) expenses, net in the first quarter 2023.

Management utilizes these non-GAAP measures to evaluate the Company’s performance and believes these measures allow investors and management to evaluate operating trends by excluding a significant non-recurring charge that is not representative of underlying operating trends.

Reconciliations from the most directly comparable GAAP measures to adjusted net income (non-GAAP) and adjusted net income per diluted share (non-GAAP) are as follows:

Six Months Ended
($ in millions, except per share amounts)	June 30, 2023
Net income	$1,955.0
EC-related claims, net of taxes	446.4
Adjusted net income (non-GAAP)	$2,401.4

Per diluted share:
Net income	$3.73
EC-related claims, net of taxes	.85
Adjusted net income (non-GAAP)	$4.58